Exhibit 3.1


                                               COMPANIES   (JERSEY)  (LAW) 1991
                                                    A COMPANY LIMITED BY SHARES







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                                  MEMORANDUM

                                      and

                            ARTICLES OF ASSOCIATION

                                      of

                  GRACECHURCH CARD PROGRAMME FUNDING LIMITED




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                                                   Bedell
                                                   Cristin
                                                   P.O. Box 75, 26 New Street,
                                                   St. Helier, Jersey JE4 8PP,
                                                   Channel Islands

                          COMPANIES (JERSEY) LAW 1991

                           COMPANY LIMITED BY SHARES

                           MEMORANDUM OF ASSOCIATION

                                     - OF -

                   GRACECHURCH CARD PROGRAMME FUNDING LIMITED




1. The name of the company is Gracechurch Card Programme Funding Limited (the "Company").

2. The share capital of the Company is two pounds divided into two shares of one pound each.

3. The liability of a member arising from his holding of a share in the Company is limited to the amount (if any) unpaid on it.

4. The Company shall exist until dissolved by special resolution or otherwise according to law.

5.    The Company is a public company.

6.    The Company is a par value company.

7. The Company is established for the sole purpose of participating in a revolving credit and charge card account backed securities programme arranged for Barclays Bank plc (the "Programme") which will involve it, inter alia, issuing series of limited recourse notes from time to time and acquiring loan notes to be issued by Barclaycard Funding plc and entering into and performing agreements and transactions and taking all steps required in connection with or deemed incidental or conducive or ancillary to the Programme (including, without limitation: (a) credit derivative, interest and/or currency exchange transactions, (b) agreements varying or supplementing any documents entered into in connection with the Programme and (c) taking such steps as are required to ensure the due administration of the Company under the laws of Jersey and of the United Kingdom).

      We the limited liability companies whose names and addresses are set out below and whose common seals are hereunto affixed are desirous of being formed into a limited liability company and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

-------------------------------------------------------------------------------------------
Names and addresses      Shares   Common seals
of subscribers           taken
-------------------------------------------------------------------------------------------

Premier Circle Limited   One      The common seal of
26 New Street                     Premier Circle Limited
St. Helier                        was hereunto affixed in the
Jersey                            presence of:
Channel Islands.
                                  .......................................Director

                                  .......................................Director/
                                                                                  Secretary



Second Circle Limited    One      The common seal of
26 New Street                     Second Circle Limited
St. Helier                        was hereunto affixed in the
Jersey                            presence of:
Channel Islands.
                                  .......................................Director

                                  .......................................Director/
                                                                                  Secretary

Witness to all the above signatures:


Signature: ........................................


Full name: .............................................


26 New Street
St. Helier
Jersey
Channel Islands

                                     INDEX

ARTICLE                                                                   PAGE

1.    INTERPRETATION..........................................................1
2.    SHARE CAPITAL...........................................................2
3.    MODIFICATION OF RIGHTS..................................................2
4.    SHARES..................................................................3
5.    LIEN....................................................................3
6.    CALLS ON SHARES.........................................................4
7.    TRANSFER AND TRANSMISSION OF SHARES.....................................4
8.    FORFEITURE OF SHARES....................................................6
9.    GENERAL MEETINGS........................................................6
10.   PROCEEDINGS AT GENERAL MEETINGS.........................................7
11.   VOTES OF MEMBERS........................................................9
12.   CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS.....................10
13.   APPOINTMENT OF DIRECTORS...............................................10
14.   RESIGNATION DISQUALIFICATION AND REMOVAL OF DIRECTORS..................10
15.   ALTERNATE DIRECTORS....................................................10
16.   EXECUTIVE DIRECTORS....................................................11
17.   POWERS OF DIRECTORS....................................................11
18.   PROCEEDINGS OF DIRECTORS...............................................12
19.   DIRECTORS CONFLICTS OF INTEREST........................................13
20.   SEAL...................................................................14
21.   SECRETARY..............................................................14
22.   DIVIDENDS AND RESERVE..................................................14
23.   CAPITALISATION OF RESERVES ETC.........................................15
24.   ACCOUNTS AND AUDITORS..................................................16
25.   NOTICES................................................................17
26.   WINDING UP.............................................................17
27.   INDEMNITY..............................................................18


                          COMPANIES (JERSEY) LAW 1991

                           COMPANY LIMITED BY SHARES

                            ARTICLES OF ASSOCIATION

                                    - OF -

                  GRACECHURCH CARD PROGRAMME FUNDING LIMITED


1.    INTERPRETATION

      (1) The Standard Table shall be excluded from application in its entirety to the Company and the following provisions shall constitute the articles of the Company in place of the Standard Table.

      (2)   In these articles unless the context otherwise requires:

                  "debenture" includes debenture stock;

                  "Directors" means the United Kingdom tax resident individuals which are appointed as directors for the time being of the Company;

                  "Interpretation Law" means the Interpretation (Jersey) Law 1954 and any statutory modification or re-enactment thereof for the time being in force;

                  "Law" means the Companies (Jersey) Law 1991 and any statutory modification or re-enactment thereof for the time being in force;

                  "month" means calendar month;

                  "office" means the registered office of the Company situate in the Island of Jersey;

                  "ordinary resolution" means a resolution passed by a majority of the members present in person or by proxy and voting at a general meeting;

                  "paid up" includes credited as paid up;

                  "Register" means the register of members required to be kept by Article 41 of the Law;

                  "Seal" means the common seal of the Company;

                  "Secretary" means and includes any person appointed to perform the duties of secretary to the Company and includes an assistant or deputy secretary.

            Words in the singular shall include the plural and words in the plural shall include the singular and words denoting any gender shall include all genders.

            Words importing individuals shall include corporations.

            Save as defined herein or in the memorandum of the Company and unless the context otherwise requires words or expressions contained in these articles shall bear the same meaning as in the Law and in the Interpretation Law.

2.    SHARE CAPITAL

      (1) Without prejudice to any special rights for the time being conferred on the holders of any shares or class of shares (which special rights shall not be varied or abrogated except with such consent or sanction as is hereinafter provided) any share or class of shares in the share capital of the Company may be authorised for issue with such preferred deferred or other special rights or such restrictions whether in regard to dividend return of capital voting or otherwise as the Company may from time to time by special resolution determine.

      (2) Where the Company allots shares at a premium the aggregate amount of all premiums on shares allotted as and when the premiums are paid up shall be transferred to an account called the share premium account which may be applied for any of the purposes permitted by and under the provisions of the Law.

      (3) The Company may by special resolution alter its share capital as stated in its memorandum in any of the ways permitted or provided for under the Law.

      (4) Subject to confirmation by the court and the provisions of the Law the Company may by special resolution reduce its share capital in any way.

      (5)   The Company may from time to time subject to the provisions of the
            Law:

            (a)   issue; or

            (b) convert existing non-redeemable shares whether issued or not into shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder thereof.

3.    MODIFICATION OF RIGHTS

      (1) Subject to the provisions of the Law whenever the share capital of the Company is divided into different classes of shares the special rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated at any time with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. To every such separate meeting all the provisions of these articles relating to general meetings of the Company or to the proceedings thereat shall mutatis mutandis apply except that the necessary quorum shall be persons holding or representing by proxy at least one-third in nominal amount of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present one person present holding shares of that class or his proxy shall be a quorum) and that the holders of shares of that class or their duly appointed proxies shall on a poll have one vote in respect of every share of that class held by them respectively.

      (2) The special rights conferred upon the holders of any shares or class of shares issued with preferred deferred or other special rights shall (unless otherwise expressly provided by the conditions of issue of such shares) be deemed not to be varied by the creation or issue of further shares ranking pari passu therewith.

4.    SHARES

      (1) The shares shall be at the disposal of the Directors who may subject to the provisions of the Law allot grant options over or otherwise deal with or dispose of them to such persons at such times and generally on such terms and conditions as they think proper. Save as provided in the Law each share in the Company shall be distinguished by its appropriate number.

      (2) The Company may pay a commission to a person in consideration of his subscribing or agreeing to subscribe for shares in the Company or procuring or agreeing to procure subscriptions for shares in the Company as provided in the Law.

      (3) The Company shall keep a Register in accordance with the provisions of the Law.

      (4) Unless the conditions of allotment shall otherwise provide every person whose name is entered as a member in the Register shall be entitled without payment to a certificate under the Seal specifying the share or shares held by him and the amount paid up thereon provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all and certificates shall be completed and be ready for delivery within two months after the allotment of the relevant shares or the date on which a transfer is lodged with the Company.

      (5) If a share certificate be worn out defaced lost or destroyed a duplicate certificate may be issued on payment of such fee (if any) not exceeding ten pounds and on such terms (if any) as to evidence and indemnity as the Directors think fit.

5.    LIEN

      (1) The Company shall have a lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share and the Company shall also have a lien on all shares (other than fully paid shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company but the Directors may at any time declare any shares to be wholly or in part exempt from the provisions of this article. The Company's lien (if any) on a share shall extend to all dividends payable thereon.

      (2) The Company may sell in such manner as the Directors think fit any shares on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable has been given to the registered holder for the time being of the share or the person entitled by reason of his death or bankruptcy to the share. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer to the purchaser thereof the shares so sold.

      (3) The proceeds of sale shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale. The purchaser shall be registered as the holder of the shares and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

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


6.     CALLS ON SHARES

      (1) Subject to the terms of allotment the Directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

      (2) A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed and proof of the resolution shall be sufficient evidence of the call having been made.

      (3) The joint holders of a share shall be jointly and severally liable to pay all calls and other moneys due in respect thereof.

      (4) If a sum called in respect of a share is not paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest upon the sum at a rate fixed by the Directors from the day appointed for the payment thereof to the time of the actual payment but the Directors shall be at liberty to waive the payment of that interest wholly or in part.

      (5) Any sum or premium which by the terms of allotment of a share is made payable upon allotment or at any fixed date shall for all the purposes of these articles (save as herein otherwise expressly provided) be deemed to be a call duly made and payable on the date fixed for payment and in case of non-payment the provisions of these articles as to payment of interest and expenses forfeiture and the like and all other relevant provisions of these articles shall apply as if the same were a call duly made and notified as hereby provided.

      (6) The provisions of these articles as to payment of interest shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes payable at a fixed time whether on account of the amount of the share or by way of premium as if the same had become payable by virtue of a call duly made and notified.

      (7) The Company may if the Directors think fit receive from any member willing to advance the same all or any part of the money uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may (until the same would but for such advance become presently payable) pay interest at such rate (not exceeding without the sanction of the Company in general meeting ten per centum per annum) as may be agreed upon between the member paying the sum in advance and the Directors.

7.    TRANSFER AND TRANSMISSION OF SHARES

      (1) Save as otherwise permitted under the provisions of the Law all transfers of shares shall be effected using an instrument of transfer. The instrument of transfer of any fully paid share shall unless the Directors otherwise resolve be signed by the transferor alone and in the case of any partly paid share the instrument of transfer shall be signed by the transferor and by the transferee. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof.

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


      (2) The instrument of transfer of any share shall be in writing in any usual common form or any form approved by the Directors and shall specify the full name and address of the transferee.

      (3) The Directors may in their absolute discretion refuse to register any transfer of any share (whether fully paid or not). Without prejudice to the generality of the foregoing, the Directors may refuse to register a transfer unless the instrument of transfer:

            (a) is lodged at the office or at such other place as the Directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

            (b)   is in respect of only one class of shares.

      (4) If the Directors refuse to register any transfer of any share they shall give notice thereof to the proposed transferor and transferee within two months after the date on which the instrument of transfer of such share is lodged with the Company.

      (5) The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods as the Directors may determine.

      (6) No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

      (7) The Company shall be entitled to retain any instrument of transfer of any share which is registered, but any instrument of transfer of any share which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

      (8) If a member dies, the survivor or survivors, where the deceased was a joint holder, and the executors, administrators or other legal personal representatives of the deceased, where the deceased was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to the interest of the deceased in the shares; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

      (9) A minor or an interdict may not become a member of the Company unless the shares were transmitted to him on the death of the holder thereof.

      (10) Any guardian of a minor member and any curator appointed by the Royal Court or other person appointed by a court of competent jurisdiction to administer to the affairs of any member of unsound mind, and any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the Directors may properly require, elect either to become the registered holder of the share or to have some person nominated by him registered as the holder thereof. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the limitations restrictions and provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and as if the member had been a person of full age or not of unsound mind or as if the death or bankruptcy of the member had not occurred.

      (11) A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as the holder thereof, be entitled in respect of the share to vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.

8.    FORFEITURE OF SHARES

      (1) If a member fails to pay any call or instalment of a call on the day appointed for payment thereof the Company may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued and any expenses that may have been incurred by reason of such non-payment.

      (2) The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made and shall state that in the event of non-payment at or before the time and at the place appointed the shares in respect of which the call or instalment is unpaid will be liable to be forfeited.

      (3) If the requirements of any such notice as aforesaid are not complied with any share in respect of which the notice has been given may at any time thereafter before the payment required by the notice has been made be forfeited by a resolution of the Directors to that effect.

      (4) Any share forfeited shall become the property of the Company and may be re-allotted sold or otherwise disposed of on such terms and in such manner as the Directors think fit and notwithstanding any such forfeiture as aforesaid the Directors may at any time before the forfeited share has been disposed of permit the share so forfeited to be redeemed upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share and upon such further terms (if any) as they shall think fit. The Directors may if necessary authorise some person to transfer a forfeited share to the purchaser thereof.

      (5) A record in the minute book of the Company to the effect that a share has been duly forfeited in pursuance of these articles and stating the time when it was forfeited shall as against all persons claiming to be entitled to the share adversely to the forfeiture thereof be conclusive evidence of the facts therein stated and such record together with a certificate of proprietorship of the share under the Seal delivered to the purchaser or allottee thereof shall constitute a good title to the share and the new holder thereof shall be discharged from all calls made prior to such purchase or allotment and shall not be bound to see to the application of the purchase money nor shall his title to the share be affected by any past omission or irregularity relating to or connected with the proceedings in reference to the forfeiture re-allotment sale or other disposal of the share.

      (6) A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall notwithstanding remain liable to pay to the Company all moneys which at the date of the forfeiture were presently payable to the Company by him in respect of the shares.

      (7) The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes payable at a fixed time whether on account of the amount of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

9.    GENERAL MEETINGS

      (1) The Company shall hold a general meeting as its annual general meeting once in every calendar year at such time and such place as may be determined by the Directors and so that not more than eighteen months shall be allowed to elapse between any two such general meetings provided that so long as the Company holds its first annual general meeting within eighteen months of its incorporation it need not hold it in the year of its incorporation or in the following year.

      (2) The above mentioned general meeting shall be called the "Annual General Meeting". All other general meetings shall be called "Extraordinary General Meetings".

      (3) The Directors may whenever they think fit convene an Extraordinary General Meeting and Extraordinary General Meetings shall also be convened on a requisition made in accordance with the Law in writing and signed by members holding in the aggregate not less than one-tenth in nominal value of the shares carrying the right to vote at the meeting. If at any time there are not sufficient Directors capable of acting to form a quorum any Director or any member of the Company may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors

10.   PROCEEDINGS AT GENERAL MEETINGS

      (1) Twenty-one days' notice at least in the case of an Annual General Meeting or a meeting for the passing of a special resolution and in the case of any other general meetings fourteen days' notice at least (in either case exclusive of the day on which the notice is deemed to be served and the day for which notice is given) specifying the place the day and the hour of the meeting and the general nature of the business to be transacted shall be given in manner hereinafter mentioned or in such other manner (if any) as may be prescribed by the Company in general meeting to such persons as are under the articles entitled to receive such notices from the Company but the non-receipt of the notice by any such persons shall not invalidate the proceedings at any general meeting. With the consent of all the members for the time being entitled to be present and to vote at an Annual General Meeting such meeting may be convened on a shorter notice than twenty-one days and in the case of any other general meeting with the consent of a majority in number of the members entitled to attend and vote thereat such majority together holding not less than 95 per centum in nominal value of the shares which give the right to attend and vote thereat such meeting may be convened on a shorter notice than either twenty-one days in the case of a meeting at which a resolution will be proposed as a special resolution or fourteen days in the case of any other meeting.

      (2) Notice of every general meeting shall be given in accordance with the provisions of article 25 hereof, but the accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

      (3) No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a body corporate, shall be a quorum provided that if at any time all of the issued shares in the Company are held by or by a nominee for a holding company, such single member present in person by duly authorised representative of a body corporate or by proxy shall constitute a quorum.

      (4) Any member may participate in a general meeting by means of a conference telephone or similar communications equipment whereby all the members participating in the general meeting can hear each other and the members participating in this manner shall be deemed to be present in person at such meeting for all the purposes of these articles.

      (5) If within half-an-hour from the time appointed for the meeting a quorum is not present the meeting shall stand adjourned to the place time and day in the next week to be appointed by the chairman or if no place time and day is so appointed to the same day in the next week at the same time and place and if at the adjourned meeting a quorum as above defined is not present within half-an-hour from the time appointed for the meeting one member present or his proxy shall constitute a quorum.

      (6) The chairman (if any) of the Directors shall preside as chairman at every general meeting of the Company or if there is no such chairman or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act the Directors present shall elect one of their number to be chairman of the meeting.

      (7) If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting the members present shall choose one of their number to be chairman of the meeting.

      (8) The chairman may with the consent of any meeting at which a quorum is present adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

      (9) At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) decided upon by the chairman or demanded by at least five members having the right to vote on the question or by any member or members representing at least one-tenth of the total voting rights of all members having a right to vote on the question and unless a poll is so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

      (10) A resolution in writing signed by all the members of the Company for the time being entitled to receive notice of and to attend and vote at general meetings or their duly appointed attorneys shall be as valid and effectual as if it had been passed at a meeting of the members duly convened and held. Any such resolution may consist of several documents in the like form signed by one or more of the members or their attorneys and signature in the case of a corporate body which is a member shall be sufficient if made by a director thereof or its duly appointed attorney.

      (11) If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

      (12) In the case of an equality of votes whether on a show of hands or on a poll the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

      (13) A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

      (14) A demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.   VOTES OF MEMBERS

      (1) Subject to any special rights restrictions or prohibitions as regards voting for the time being attached to any shares on a show of hands every member present in person or by proxy or (in the case of a corporation) by duly authorised representative shall have one vote and on a poll every member shall have one vote for each share of which he is the holder.

      (2) In the case of joint holders unless such joint holders shall have chosen one of their number to represent them and so notified the Company in writing the vote of the most senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

      (3) Where a member is of unsound mind his curator appointed by the Royal Court or the person appointed by a court of competent jurisdiction to administer to his affairs may vote whether on a show of hands or on a poll and may on a poll vote by proxy. Evidence to the satisfaction of the Directors of the authority of such curator or other person may be required by the Directors prior to any vote being exercised by such curator or other person.

      (4) No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company of which he is holder or one of the joint holders have been paid.

      (5)   On a poll votes may be given either personally or by proxy.

      (6) The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or if the appointor is a corporation either under its common seal or under the hand of an officer or attorney so authorised. A proxy need not be a member of the Company.

      (7) The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority shall be deposited at the office or at such other place as is specified for that purpose by the notice convening the meeting not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or in the case of a poll not less than forty-eight hours before the time appointed for taking the poll and in default the instrument of proxy shall not be treated as valid.

      (8) An instrument appointing a proxy shall be in any usual common form or in any form of which the Directors shall approve.

      (9) The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

      (10) A vote given or act done in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the appointor or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given unless notice in writing of such death insanity revocation or transfer as aforesaid shall have been received by the Company at the office before the commencement of the meeting or adjourned meeting or poll at which the vote was given or the act was done.


12.   CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

      Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

13.   APPOINTMENT OF DIRECTORS

      (1) The number of Directors shall be not fewer than two. The first Directors shall be appointed in writing by the subscribers to the memorandum or a majority of them.

      (2)   A Director need not be a member in the Company.

      (3) Any Director appointed must be an individual ordinarily resident for tax purposes in the United Kingdom.

      (4) Subject to 13(3) the Directors shall have power at any time and from time to time to appoint subject to the provisions of the Law any person to be a Director either to fill a casual vacancy or as an additional Director.

      (5) Subject to 13(3) the Company may by ordinary resolution appoint any person to office as a Director.

14.   RESIGNATION DISQUALIFICATION AND REMOVAL OF DIRECTORS

      A Director shall cease to hold office if he:

      (1) ceases to be a Director by virtue of any provisions of the Law or becomes prohibited by law from or disqualified by law for being a director; or

      (2) resigns his office by instrument in writing under his hand left at the office; or

      (3) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

      (4)   is removed by ordinary resolution of the Company; or

      (5) ceases to be ordinarily resident for tax purposes in the United Kingdom; or

      (6) is removed by notice to the Company in writing signed by the holders of more than half the issued shares of the Company and deposited at the office.

15.   ALTERNATE DIRECTORS

      (1) Any Director may at his discretion and at any time and from time to time appoint either another Director or any other person (other than a person prohibited by law from or disqualified by law or by these articles for being a director) to act as an alternate director in his place and may at his discretion remove from office an alternate director so appointed by him.

      (2) An alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the terms conditions and provisions existing with reference to the Directors and each alternate director while so acting shall exercise and discharge all the functions powers and duties as a Director of his appointor in such appointor's absence. In particular, without prejudice to the generality of the foregoing, an alternate director shall be entitled to receive the same notice of meetings of Directors and of all meetings of committees appointed pursuant to article 18 (5) hereof of which his appointor is a member as his appointor is entitled to receive and to attend and vote at any such meetings at which the Director appointing him is not personally present.

      (3) An alternate director shall ipso facto cease to hold office as such if his appointor ceases for any reason to be a Director or if and when the term of his appointment expires or if any of the circumstances described in article 14 (1) (2) and (3) hereof apply to him.

      (4) Any appointment and any removal of an alternate director by his appointor shall be by notice in writing to the Company and to the alternate director signed by the Director making or revoking the appointment.

16.   EXECUTIVE DIRECTORS

      (1) The Directors may from time to time appoint one or more of their number to the office of managing director or to any other executive office under the Company. Any such appointment may be made upon such terms and for such periods as the Directors may determine. The appointment of any Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any claim to damages for breach of any contract of service between him and the Company.

      (2) The Directors may entrust to and confer upon any managing director or any director holding any other executive office any of the powers exercisable by the Directors, upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke withdraw alter or vary all or any of such powers.

17.   POWERS OF DIRECTORS

      (1) The business of the Company shall be managed by the Directors who may pay all expenses incurred in getting up and registering the Company and who may exercise all such powers of the Company as are not by the Law the memorandum of the Company or these articles or any directions given by special resolution required to be exercised by the Company in general meeting. No alteration of the memorandum of the Company or these articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this article shall not be limited by any special power given to the Directors by these articles. A meeting of the Directors at which a quorum is present may exercise all powers and discretions exercisable by the Directors.

      (2) The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers. A power of attorney may be executed under the Seal or otherwise as the Directors may resolve.

      (3) The Directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or who was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

18.   PROCEEDINGS OF DIRECTORS

      (1) The Directors may meet together for the despatch of business adjourn and otherwise regulate their meetings and proceedings as they think fit and may determine the quorum necessary for the transaction of business which in default of such determination shall be two provided that a meeting shall not be quorate unless all of the Directors counting in the quorum are (i) United Kingdom resident and (ii) present and attending such meeting in or from the United Kingdom. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum. A Director who is also appointed an alternate director shall, if his appointor is not present, be counted as two Directors for the purpose of making a quorum of Directors when such quorum exceeds two so that, when the quorum is two, not fewer than two individuals shall be present.

      (2) Any Director may participate in a meeting of the Directors or in a committee thereof by means of a conference telephone or similar communications equipment whereby all the Directors participating in the meeting can hear each other and the Directors participating in this manner shall be deemed to be present in person at such meeting for all the purposes of these articles provided however that a Director may only participate in a meeting of the Directors or a committee thereof by means of a conference telephone or similar communications equipment if he is actually present in the United Kingdom.

      (3) A Director may at any time (and the Secretary upon the request of a Director shall) convene a meeting of the Directors. Questions arising at any meeting shall be decided by a majority of votes and in case of an equality of votes the chairman shall have a second or casting vote. A Director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

      (4) The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected or if at any meeting the chairman is not present at the time appointed for holding the same the Directors present shall choose one of their number to be chairman of such meeting.

      (5) The Directors may delegate any of their powers to any committee consisting of one or more Directors. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed upon it by the Directors. The meetings and proceedings of any such committee shall be governed by the provisions of these articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under this article.

      (6) All acts done by any meeting of the Directors or of a committee appointed by the Directors or by any person acting as a Director shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Directors or committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or a member of a committee appointed by the Directors.

      (7) A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors, or by all the members of a committee appointed pursuant to article 18
            (5) hereof, shall be as valid and effectual as if it had been passed at a meeting of the Directors or (as the case may be) at a meeting of such a committee duly convened and held and may consist of several documents in the like form each signed by one or more Directors or (as the case may be) committee members.

      (8) The Directors shall be paid out of the funds of the Company their travelling and other expenses properly and necessarily expended by them in attending meetings of the Directors (or of committees appointed pursuant to article 18 (5) hereof) or members or otherwise on the affairs of the Company. They shall also be paid by way of remuneration for their services such sum as the Directors shall determine subject to any rates or limits (if any) fixed by the Company in general meeting. If any of the Directors shall be appointed agent or to perform extra services or to make any special exertions or to go or reside abroad for any of the purposes of the Company the Directors may remunerate such Director therefor either by a fixed sum or by commission or participation in profits or otherwise or partly in one way and partly in another as they think fit. Such remuneration may be either in addition to or substitution for his remuneration hereinbefore provided.

      (9) The Directors shall cause minutes or records to be made and kept in books or registers provided for the purpose:

            (a) of all appointments of Directors and Secretaries in accordance with the provisions of the Law;

            (b) of all resolutions and proceedings of all meetings of the Company class meetings of members and meetings of the Directors and of committees appointed pursuant to article 18
                  (5) hereof; and

            (c) of the names of the persons present at each meeting referred to in article 18 (9) (b) hereof.

19.   DIRECTORS CONFLICTS OF INTEREST

      (1) A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as member or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of or from his interests in such other company unless the Company otherwise directs.

      (2) No Director shall be disqualified by his office from contracting with the Company either as vendor purchaser or otherwise nor subject to the provisions of the Law and article 19 (3) hereof shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided or liable to be set aside.

      (3) A Director who has directly or indirectly an interest in a transaction entered into or proposed to be entered into by the Company or by a subsidiary of the Company which to a material extent conflicts or may conflict with the interests of the Company and of which he has actual knowledge shall disclose to the Company (by notice to the Directors) the nature and extent of his interest. Subject thereto any such Director shall not be liable to account to the Company for any profit or gain realised by him on such transaction.

      (4) A notice in writing given to the Company by a Director that he is to be regarded as interested in a transaction with a specified person is sufficient disclosure of his interest in any such transaction entered into after the notice is given.

      (5) Subject to article 19 (3) hereof a Director may vote in respect of any such transaction and if he does so vote his vote shall be counted and he shall be capable of being counted towards the quorum at any meeting of the Directors at which any such transaction shall come before the Directors for consideration.

      (6) Subject to the provisions of the Law a Director may hold any other office or place of profit under the Company in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine.

      (7) Subject to the provisions of the Law any Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

20.   SEAL

      The Directors shall provide for the safe custody of the Seal which shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal shall be affixed shall unless otherwise determined by resolution of the Directors be signed by one Director. Where the Company engages in business outside the Island of Jersey the Company may if the Directors so determine have for use in any country territory or place outside Jersey an official seal which shall be a facsimile of the Seal with the addition on its face either of the words "Branch Seal" or the name of the country territory or place where it is to be used and which shall be affixed in the same manner as the Seal or as provided under the Law.

21.   SECRETARY

      The Secretary shall be appointed by the Directors upon such terms and subject to such conditions as they may think fit and any Secretary so appointed may be removed by them.

22.   DIVIDENDS AND RESERVE

      (1) The Company in general meeting may declare dividends but no dividend shall exceed the amount recommended by the Directors in accordance with the respective rights of the members and the declaration of the Directors as to the amount of the profits shall be conclusive.

      (2) The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company. If the share capital is divided into different classes, the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

      (3) No dividend shall be paid otherwise than out of profits and in accordance with the provisions of Article 114 of the Law.

      (4) Subject to any rights or privileges for the time being attached to any shares in the capital of the Company having preferential deferred or other special rights in regard to dividends the profits of the Company which it shall from time to time be determined to distribute by way of dividend shall be applied in payment of dividends upon the shares of the Company in proportion to the amounts paid up thereon respectively otherwise than in advance of calls.

      (5) All dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid except that if any share is issued on terms providing that it shall rank for dividend as if paid up (in whole or in part) as from a particular date (either past or future) such share shall rank for dividend accordingly.

      (6) The Directors may before recommending any dividend set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall at their discretion be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

      (7) The Directors may deduct from any dividend payable to any member all such sums of money (if any) as may be due and payable by him to the Company on account of calls or otherwise.

      (8) If several persons are registered as joint holders of any share any one of them may give effectual receipts for any dividend payable on the share.

      (9) Notice of any dividend that may have been declared shall be given in manner hereinafter mentioned to the person entitled to share therein.

      (10)  No dividend shall bear interest against the Company.

      (11) Unless otherwise directed any dividend may be paid by cheque or warrant sent through the post to the registered address of the member entitled or in the case of joint holders to that one whose name stands first on the Register in respect of their joint holding and every cheque or warrant so sent shall be made payable to the order of the person to whom it is sent and the Company shall not be responsible for any loss in transmission and payment by cheque or warrant as provided herein shall be a good discharge to the Company.

23.   CAPITALISATION OF RESERVES ETC.

      Subject to any necessary sanction or authority being obtained the Company in general meeting may at any time and from time to time pass a resolution that any sum not required for the payment or provision of a fixed dividend with or without further participation in profits and (a) for the time being standing to the credit of any reserve fund of the Company including premiums received on the issue of any shares or debentures of the Company or (b) being undivided profits in the hands of the Company be capitalised and that such sum be appropriated as capital to and amongst the members in the shares and proportions in which they would have been entitled thereto if the same had been distributed by way of dividend and in such manner as the resolution may direct and the Directors shall in accordance with such resolution apply such sum in paying up in full or in part (where permitted by the Law) any unissued shares or debentures of the Company on behalf of such members and appropriate such shares or debentures to and distribute the same credited as fully paid up or partly paid up (where permitted by the Law) amongst them in the proportions aforesaid in satisfaction of their shares and interests in the said capitalised sum or shall apply such sum or any part thereof on behalf of such members in paying up the whole or part of any uncalled balance which shall for the time being be unpaid in respect of any issued shares or debentures held by them. Where any difficulty arises in respect of any such distribution the Directors may settle the same as they think expedient and in particular they may fix the value for distribution of any fully paid up shares or debentures make cash payments to any members on the footing of the value so fixed in order to adjust rights and vest any such shares or debentures in trustees upon such trusts for or for the benefit of the persons entitled to share in the appropriation and distribution as may seem just and expedient to the Directors.

24.   ACCOUNTS AND AUDITORS

      (1) The Directors shall cause accounting records to be kept which are sufficient to show and explain the Company's transactions and are such as to disclose with reasonable accuracy at any time the financial position of the Company at that time and enable the Directors to ensure that any accounts prepared by the Company comply with the requirements of the Law.

      (2) The accounting records shall be kept at the office or at such other place or places as the Directors think fit and shall always be open to the inspection of the Directors the Secretary and any liquidator of the Company provided that if such records are kept outside the Island returns with respect to the business dealt with in such records shall be sent to and kept in the Island where they must at all times be open to the inspection of the Directors the Secretary and any liquidator of the Company and must be such as to disclose with reasonable accuracy the financial position of the business in question at intervals of not more than six months and enable the Directors to ensure that any accounts prepared by the Company comply with the requirements of the Law. Subject to the provisions of the Law such accounting records shall be preserved for a period of at least ten years from the date on which they are made.

      (3) The Directors shall determine and may vary the accounting reference date for the Company by resolution of the Directors and shall cause to be prepared accounts for the Company for periods of not more than eighteen months (a) beginning on the date of incorporation of the Company or (b) if the Company has previously prepared a profit and loss account beginning at the end of the period covered by the most recent account or (c) if the Company has not prepared such an account for a period ending within twelve months before the entry into force of Article 104 of the Law beginning on a date to be determined by the Directors not later than the date of the entry into force of Article 104. Such accounts shall be prepared in accordance with generally accepted accounting principles and show a true and fair view of the profit or loss of the Company for the period and of the state of the Company's affairs at the end of the period and comply with any other requirements of the Law.

      (4) The Company's accounts shall be approved by the Directors and signed on their behalf by at least one Director.

      (5) Within seven months after the end of the financial period the accounts of the Company for that period shall be prepared examined and reported on by auditors and laid before a general meeting with a copy of the auditors' report.

      (6) Within seven months after the end of each financial period, the Directors shall deliver to the registrar a copy of the accounts for that period signed by one of the Directors on behalf of them all and a copy of the auditors' report thereon together with certified correct translations where such documents are not produced in the English language.

      (7) Auditors shall be appointed for the Company under the provisions of the Law to examine and report in accordance with the Law on the accounts of the Company. The provisions of the Law shall govern inter alia the powers and duties of the auditors the auditors' report on the accounts of the Company and the re-appointment removal and replacement of the auditors.

25.   NOTICES

      (1) Any notice to be given to or by any person pursuant to these articles shall be in writing save that a notice calling a meeting of the Directors need not be in writing.

      (2) A notice may be given by the Company to any member personally or by sending it either by post to him at his registered address or to the address supplied by him to the Company for the giving of notices to him or by sending it by facsimile to him at any facsimile number supplied by him to the Company specifically for the purpose of serving formal notices on him.

      (3) A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received due notice of the meeting and, where requisite, of the purposes for which it was called.

      (4) Any notice shall be deemed to have been served in the case of posting in the Island of Jersey to an address in the Island on the second day following the date of posting and in the case of posting in the Island to an address outside the Island on the fifth day following the date of posting. In the case of service of any notice by facsimile such notice shall be deemed to have been served immediately on transmission of such notice.

      (5) In proving service of any notice by post it shall be sufficient to prove that the notice was properly addressed stamped and posted. In the case of service of any notice by facsimile it shall be sufficient to prove receipt by the sender of a confirmed facsimile transmission report.

      (6) A notice may be given by the Company to the joint holders of a share by giving notice to the joint holder named first in the Register in respect of the share.

      (7) A notice may be given to the guardian of a minor member or to the curator appointed by the Royal Court or other person appointed by a court of competent jurisdiction to administer to the affairs of any member of unsound mind or to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to such persons by name or by the title of guardian or curator appointed by the Royal Court or other person appointed by a court of competent jurisdiction to administer to the affairs of such member of unsound mind or representatives of the deceased or trustee of the bankrupt or by any like description at the address supplied for the purpose by such persons. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the member in question had not been a minor or of unsound mind, or if the death or bankruptcy of the member in question had not occurred.

      (8) Subject to the provisions of these articles, notice of every general meeting shall be given to every member, to each Director and to such other persons as the Directors shall at any time and from time to time determine.

26.   WINDING UP

      (1) Subject to the claims of any secured creditors and to the provisions of any enactment as to preferential payments the Company's property shall on winding up be realised and applied in satisfaction of the Company's liabilities pari passu and subject thereto any surplus shall then be distributed amongst the members according to their rights and interests in the Company. Subject to the rights of the holders of shares issued upon special conditions if the assets available for distribution to members shall be insufficient to pay the whole of the paid up capital such assets shall be shared on a pro rata basis amongst members by reference to the number of fully paid up shares held by each member respectively at the commencement of the winding up.

      (2) If the Company shall be wound up the liquidator or where there is no liquidator the Directors may with the sanction of a special resolution divide amongst the members in specie any part of the assets of the Company or vest the same in trustees upon such trusts for the benefit of the members as the liquidator or the Directors (as the case may be) with the like sanction shall think fit.

27.   INDEMNITY

      (1) Every Secretary agent servant and employee of the Company shall be indemnified by the Company against and it shall be the duty of the Directors out of the funds of the Company to pay the costs charges losses liabilities damages and expenses which any such person may incur in the course of the discharge by him of his duties as Secretary agent servant or employee of the Company as the case may be provided that this indemnity shall not be applicable in circumstances where any such person has incurred such costs charges losses liabilities damages and expenses through his own fraud wilful misconduct or gross negligence.

      (2) In so far as the Law allows every present or former officer of the Company shall be indemnified out of the assets of the Company against any loss or liability incurred by him by reason of being or having been such an officer.

      (3) The Directors are empowered to arrange for the purchase and maintenance in the name and at the expense of the Company of insurance cover for the benefit of any officer or former officer of the Company the Secretary and any agent servant or employee of the Company against any liability which is incurred by any such person by reason of the fact that he is or was an officer of the Company the Secretary or an agent servant or employee of the Company.






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



-------------------------------------------------------------------------------
Names and addresses        Common seals
of subscribers
-------------------------------------------------------------------------------

Premier Circle Limited     The common seal of
26 New Street              Premier Circle Limited
St. Helier                 was hereunto affixed in the
Jersey                     presence of:
Channel Islands.
                           ....................................Director

                           ....................................Director/
                                                               Secretary



Second Circle Limited      The common seal of
26 New Street              Second Circle Limited
St. Helier                 was hereunto affixed in the
Jersey                     presence of:
Channel Islands.
                           ....................................Director

                           ....................................Director/
                                                               Secretary



Witness to all the above signatures:


Signature: ................................


Full name: .....................................


26 New Street
St. Helier
Jersey
Channel Islands.






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